Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-270129, File No. 333-146874, File No. 333-180393, File No. 333-190117, File No. 333-199095, File No. 333-202943, File No. 333-205136, File No. 333-211534, File No.333-220086, File No. 333-226940, File No. 333-231810, File No. 333-250124 and File No. 333-270129 on Forms S-8 and on File No. 333-227664 and File No. 333-239419 on Forms S-3 of Kustom Entertainment, Inc. (formerly, Digital Ally, Inc.) of our report dated April 10, 2026 which includes an explanatory paragraph as to Kustom Entertainment, Inc.’s (formerly, Digital Ally, Inc.) ability to continue as a going concern, relating to our audit of the consolidated balance sheet as of December 31, 2025, and the related consolidated statement of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2025 which is included in this Annual Report on Form 10-K of Kustom Entertainment, Inc. (formerly, Digital Ally, Inc.).

Houston, TX

April 10, 2026